                                                                        Exhibit 99.1

                                  NEWS RELEASE
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846 N. Mart-Way Court, Olathe, Kansas 66061   Phone: 913-647-0158  Fax: 913-647-0132
                                              investorrelations@elecsyscorp.com

FOR IMMEDIATE RELEASE:

Contact:  Karl B. Gemperli
          (913) 647-0158, Phone
          (913) 647-0132, Fax
          investorrelations@elecsyscorp.com

ELECSYS CORPORATION REPORTS FOURTH QUARTER AND YEAR END
FINANCIAL RESULTS

Olathe,  Kansas  (July  16,  2007) -  Elecsys  Corporation  (AMEX:  ASY),  today announced  its  financial  results for the fourth  quarter and fiscal year ended
April 30, 2007.

Sales for the quarter were $5,178,000,  an increase of $1,163,000,  or 29%, from the comparable  period of fiscal 2006. For the fiscal year ended April 30, 2007, sales were $19,809,000,  an increase of $5,117,000, or 35%, from the fiscal year ended  April  30,  2006.  Total  consolidated  backlog  at  April  30,  2007 was
$10,403,000,  a decrease of $140,000, or 1%, from a total backlog of $10,543,000 on April 30, 2006 and an increase of $594,000 from a total backlog of $9,809,000 on January 31, 2007.

Gross margin was approximately  28% of sales, or $1,429,000,  for the quarter as compared to 32% of sales, or $1,305,000,  for the fourth quarter ended April 30,
2006.  For the fiscal year ended  2007,  gross  margin was 30%,  or  $5,851,000, compared to 32%, or $4,678,000, for the 2006 fiscal year.

Operating income for the quarter was $408,000, an increase of 32% as compared to
$308,000 for the same quarter in the prior year. For the fiscal year ended April
30, 2007,  operating  income was $1,528,000,  approximately  50% higher than the
$1,019,000 reported in fiscal 2006.

During the last six months of the fiscal year, the Company recognized a $324,000 gain, net of selling expenses, on the sale of our Lenexa facility. In the fiscal year ended April 30, 2006,  the Company  incurred a loss on debt  retirement  of
$124,000  as a result  of the  early  retirement  of the  tax-exempt  Industrial
Revenue Bonds on the Company's former Lenexa facility.

Income tax expense of $507,000  was  recorded  in fiscal 2007  compared  with an income tax benefit of $916,000 in fiscal 2006.  In the  previous  fiscal year we recognized a deferred tax asset of $930,000 in the fourth quarter as a result of our continued

profitability  and  recorded  minimal  income tax  expense  during the year as a result of our net operating loss carryforwards from previous years.

As a result of the above,  net income was $326,000,  or $0.09 per diluted share, for the quarter  ended April 30, 2007.  For the quarter ended April 30, 2006 net income was  $1,196,000,  or $0.35 per diluted  share.  For the fiscal year ended
April 30, 2007, net income was $1,046,000,  or $0.31 per fully diluted share, as compared to  $1,667,000,  or $0.49 per fully  diluted  share for the fiscal year ended April 30, 2006.

The increase in sales for the quarter was due to both new and existing  customer orders at DCI which  increased  approximately  $5,117,000 or 35% for the current fiscal year as compared to the previous  year.  Sales  volumes at NTG  decreased approximately  9% in the 2007  fiscal  year as a result of fewer unit  shipments which were slightly offset by a large increase in recurring  messaging  services revenue, which grew by 92% over the prior fiscal year. Our ovrall improvement in gross margin  dollars  resulted from the increase in sales volumes while overall product mix led to a slight decrease in gross margin percentage. The increase in operating  expenses  was  primarily  driven by moving and  relocation  expenses, support  engineering and related  customer support expenses as well as increases in personnel and  personnel-related  expenses  resulting from our growth. Due to the shipments  scheduled from our backlog, we expect sales volumes at DCI in the first half of fiscal year 2008 to be similar to sales  volumes  achieved  during the last few quarters.  Sales at NTG are expected to be higher over the next few quarters based on their current  backlog of orders in addition to sales of their new satellite-and digital cellular-based products.

Karl B. Gemperli,  Chief Executive Officer,  remarked,  "This was an outstanding year for the Company, thanks mainly to the efforts of the many dedicated Elecsys people who are  committed to our  success.  Once again,  we increased  sales and operating  income and our  business  model,  focused on  excellent  service  and efficient  execution,  continued to deliver positive and consistent  performance for our customers and our  stockholders.  We successfully  completed a number of important  initiatives during the past year that further strengthen our platform for  continued  growth.  With several tax changes and one-time  events  making a direct year over year net earnings comparison difficult, operating income, which was up 50% from fiscal 2006, is a better  indicator of our true  performance  in fiscal 2007."

Elecsys  Corporation is a publicly  traded holding company with two wholly owned subsidiaries,  DCI, Inc. and NTG, Inc. DCI designs, manufactures, and integrates custom electronic  interface  solutions for original equipment  manufacturers in
the  aerospace,  medical,  communications,   safety,  transportation  and  other
industrial product  industries.  DCI has specialized  capabilities to design and efficiently  manufacture custom electronic  assemblies which integrate a variety of  interface  technologies,  such as  custom  liquid  crystal  displays,  light emitting diode displays,  and keypads,  with circuit boards and other electronic components.  NTG designs,  markets, and provides remote monitoring solutions for the gas and oil pipeline  industry as well as other industries  requiring remote
monitoring   solutions.   For   more   information,   visit   our   website   at
www.elecsyscorp.com.

Safe-Harbor  statement:  The  discussions  set forth in this press  release  may contain  forward-looking  comments based on current  expectations that involve a number of risks and  uncertainties.  Actual results could differ materially from those  projected or suggested in the  forward-looking  comments.  The difference could be  caused by a number  of  factors,  including,  but not  limited  to the factors and conditions that are described in Elecsys  Corporation's SEC filings, including  the Form  10-KSB for the year  ended  April 30,  2007.  The reader is cautioned  that  Elecsys  Corporation  does  not have a policy  of  updating  or revising  forward-looking  statements  and thus he or she should not assume that silence by management of Elecsys  Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.

                      Elecsys Corporation and Subsidiaries
                      Consolidated Statements of Operations
                      (In thousands, except per share data)
                                   (Unaudited)

                                                 Three Months Ended                                Year Ended
                                                      April 30,                                     April 30,
                                             2007                  2006                   2007                    2006
                                             ----                  ----                   ----                    ----
Sales                                            $5,178                 $4,015                $19,809                 $14,692
Cost of products sold                             3,749                  2,710                 13,958                  10,014
                                       -----------------     ------------------     ------------------     -------------------
Gross margin                                      1,429                  1,305                  5,851                   4,678

Selling, general and administrative
  expenses                                        1,021                    997                  4,323                   3,659
                                       -----------------     ------------------     ------------------     -------------------

Operating income                                    408                    308                  1,528                   1,019

Financial income (expense):
  Interest expense                                 (86)                   (41)                  (310)                   (149)
  Loss on debt retirement                            --                     --                     --                   (124)
  Gain on sale of Lenexa facility                    --                     --                    324                      --
  Interest income                                     2                      1                     11                       5
                                       -----------------     ------------------     ------------------     -------------------
                                                   (84)                   (40)                     25                   (268)
                                       -----------------     ------------------     ------------------     -------------------

Income before income taxes                          324                    268                  1,553                     751

Income tax expense (benefit)                        (2)                  (928)                    507                   (916)
                                       -----------------     ------------------     ------------------     -------------------

Net income                                         $326                 $1,196                 $1,046                  $1,667
                                       =================     ==================     ==================     ===================

Net income per share information:
  Basic                                           $0.10                  $0.37                  $0.32                   $0.51
  Diluted                                         $0.09                  $0.35                  $0.31                   $0.49

Weighted average common shares
 outstanding:
   Basic                                          3,285                  3,240                  3,259                   3,240
   Diluted                                        3,435                  3,407                  3,402                   3,397